                                                              EXHIBIT (10)I

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                               NATIONAL AGREEMENT


                                    BETWEEN


                     CLOTHING MANUFACTURERS ASSOCIATION OF
                          THE UNITED STATES OF AMERICA


                                      AND


                        AMALGAMATED CLOTHING AND TEXTILE
                                 WORKERS UNION

                                   ==========






                          DATED AS OF OCTOBER 1, 1993





       =================================================================

                     CLOTHING MANUFACTURERS ASSOCIATION OF
                      THE UNITED STATES OF AMERICA, INC.
               1290 AVENUE OF THE AMERICAS, NEW YORK N.Y., 10104

                            OFFICERS AND DIRECTORS

       Homi B. Patel...........................................President
       Richard Seitchik...................................Vice President
       Sidney Kraines..........................................Treasurer
       B. G. Cox...................................Chairman of the Board
       Harvey J. Weinstein......................Co-Chairman of the Board
       Robert A. Kaplan.....................Executive Director/Secretary
       Bernard Ferster.........................................  Counsel

                               HONORARY DIRECTORS
                                  John D. Gray
                                Lawrence W. Ward
                                John R. Meinert

                               BOARD OF DIRECTORS

       Dino Bonacasa..............................Dino Clothing Co.,Inc.
       Thomas Bowles....................Intercontinental Branded Apparel
       Robert Brier..........................Riverside Manufacturing Co.
       Joseph Dixon....................................Brooks Bros.,Inc.
       J. Paul D'Alonzo..........................D'Alonzo-Lancaster, Inc.
       Jean F. DeJaegher..........................The Joseph & Feiss Co.
       Chrys Fisher......................................Oxxford Clothes
       James F. Haneschlager.............................Calvin Clothing
       Walter B.D. Hickey, Jr..........................Hickey-Freeman Co.
       Kenneth A. Hoffman..........................Hart Schaffner & Marx
       Edward S. Kaminow...............................West Mill Clothes
       Malcolm Katzen....................................Oakloom Clothes
       Andrew Kozinn..................................Saint Laurie, Ltd.
       Charles A. Krieger...................................... Augustus
       Steven Kurtzman............................American Fashion, Inc.
       Paul Kussell.................................Shepard Clothing Co.
       Douglas A. Mieden............................Hilton Clothes, Inc.
       Ronald T. Monford..................................Palm Beach Co.
       Irving J. Neuman...............................Haas Tailoring Co.
       Mitchel Nichnowitz..........................The 500 Fashion Group
       David N. Pincus..............................Pincus Bros.-Maxwell
       Stephen R. Saft...................................Jacob Siegel Co.
       Bradley Silver..............................Bradley Scott Clothes
       James J. Stankovic............................J. Schoeneman, Inc.

                   MARKET ASSOCIATION EXECUTIVE SECRETARIES:

       Sidney Orenstein...............................N.Y.Clo.Mfrs.Assn.
       Joel J. Sternberg............................Phila.Clo.Mfrs.Assn.

                     CLOTHING MANUFACTURERS ASSOCIATION OF
                       THE UNITED STATES OF AMERICA, INC.

                        MEMBERS OF THE NEGOTIATING TEAM

                            Homi B. Patel, Chairman
               Thomas Bowles . . . . . . . . . .  Jack Hollander
               David Corbin  . . . . . . . . . .  Ronald T. Monford
               Jean F. DeJaegher . . . . . . . .  Mitchel Nichnowitz
               Bruce Fishberg  . . . . . . . . .  Kenneth Osborne
               James F. Haneschlager . . . . . .  David N. Pincus

                 AMALGAMATED CLOTHING AND TEXTILE WORKERS UNION
                              15 UNION SQUARE WEST
                           NEW YORK, NEW YORK  10003

Jack Sheinkman               Arthur R. Loevy                      Bruce Raynor
President                    Secretary-Treasurer                  Executive V.P.

                                VICE PRESIDENTS

                John Alleruzzo                      Noel Beasley
                Clayola Brown                       Anthony Constanza
                Ed Clark                            Olga Diaz
                Jean-Marc Couture                   Bruce Dunton
                John Fox                            Nick Hambas
                Arthur Hoover                       John Hudson
                James A. Johnson                    Richard MacFadyen
                Andrew Mattey                       Frank Nicholas, Jr.
                Carmen Papale                       Amanda Stevens
                Joan Suarez                         Jim Walraven

                         Office of the General Counsel

                              George Kirschenbaum
                            Deputy General Counsel



                                                 CONTENTS

A.                     MAIN AGREEMENT                                   (pages 1 - 27)

                          1.     Coverage  ............................     page 1
                          2.     Union Recognition .........................     1, 2
                          3.     Trial Period...............................     2
                          4.     Union Security.............................     2
                          5.     Wages .....................................     2 -  4
                          6.     Hours of Work..............................     4, 5
                          7.     Vacations..................................     5 -  9
                          8.     Holidays...................................     9 - 11
                          9.     Equal Division of Work.....................     11
                         10.     Payment of Wages and Checkoff..............     11, 12
                         11.     Insurance..................................     12
                         12.     Machine-Down-Time and Waiting Time.........     12, 13
                         13.     Reporting Pay..............................     13
                         14.     Bereavement Pay............................     13
                         15.     Civil Rights...............................     13, 14
                         16.     Union Label................................     14,15
                         17.     Military Service...........................     15
                         18.     Other Factories and Contractors............     15, 20
                         19.     Home Work..................................     20
                         20.     Discharges.................................     20
                         21.     Grievance and Arbitration Procedure........     21
                         22.     Stoppages and Lockouts.....................     21
                         23.     Other Conditions of Employment.............     21, 22
                         24.     More Favorable Practices...................     22
                         25.     Successors.................................     22
                         26.     Introduction of Technological Changes......     22, 23
                         27.     Separability...............................     23, 24
                         28.     Safety and Health Committee................     24
                         29.     Jury Duty..................................     24
                         30.     Voluntary Checkoff of Political Contributions   25
                         31.     Leaves of Absence..........................     25
                         32.     Federal Funds..............................     25
                         33.     Child Care.................................     25, 26
                         34.     "S.U.B" Program...........................      26
                         35.     National Health Insurance..................     26
                         36.     Organizational Hiring......................     26, 27
                         37.     More Favorable Conditions..................     27
                         37.     Term of Agreement..........................     27


B. INSURANCE & RETIREMENT SUPPLEMENTAL AGREEMENT
   (10/1/93)................................................................   EXHIBIT  I

C. LABEL AGREEMENT..........................................................   EXHIBIT II

D. LOCAL ISSUES LETTER




                                      V

           AGREEMENT dated as of October 1, 1993, between the CLOTHING MANUFACTURERS ASSOCIATION OF THE UNITED STATES OF AMERICA, on behalf of itself and each of its members, here-inafter referred to as the "Association" (a member of the "Association" being hereinafter referred to as the "Employer"), and the AMALGAMATED CLOTHING AND TEXTILE WORKERS UNION on behalf of its joint boards and/or local unions, hereinafter collectively referred to as the "Union".

         WHEREAS the members of the Association and the Union are parties to collective bargaining agreements dated as of October 1, 1990, and the parties have requested modification of certain of the provisions of the said agreements, and

         WHEREAS the parties have reached agreement, and

         WHEREAS the parties desire that the provisions herein-after set forth in the instant agreement shall be incorp-orated in all new agreements to be entered into between the Union and members of the Association and/or market associa-tions of members of the Association by appropriate provision in such agreements, each of which new agreements is herein-after referred to as the "Agreement".

         NOW, THEREFORE in consideration of the mutual covenants, promises and agreements herein contained, the parties hereto agree as follows:

                                       I

COVERAGE:

         The term "Employee" as used in each of the agreements to be executed by and between each market association, if any, and/or individual Employer and each Joint Board or local union shall include all production and maintenance employees of each individual Employer with such additions and deletions as shall be mutually agreed to between the individual Employer and each Joint Board and/or local union, providing however, that the term "Employee" shall not include Executives, Supervisors, Administrative, Professional, confidential or payroll employees or Guards as defined by the National Labor Relations Act, as amended.

                                       II

UNION RECOGNITION:

         A. The Employer recognizes the Union as the exclusive collective bargaining agent for his employees with reference to wages, hours and working conditions.

         B. The Employer shall recognize and deal with such representatives of the employees as the Union may elect or appoint and shall permit such representatives elected or appointed by the Union to visit his plant at any time during working hours in accordance with existing rules.

         C. The Employer agrees to make available to the Union such payroll and production records as the Union may reasonably require as the collective bargaining agent and/or contracting party hereunder.

                                      III

TRIAL PERIOD:

         The term "trial period" for new employees as used in each of the agreements to be executed by and between each market association, if any, and/or individual Employer and each joint board or local union shall continue to be defined as provided in their most recent agreements. No trial period, however, may exceed six (6) weeks.

                                       IV

UNION SECURITY:

         In the manner and to the extent permitted by law, membership in the Union on completion of the trial period of each new employee or on and after the thirtieth day following the actual effective date of this Agreement, whichever is later, shall be required as a condition of employment of each employee; in the event that the trial period is less than thirty (30) days, membership of new employees shall not be required until thirty (30) days after the date of hire; all employees who are now members or hereafter become members of the Union shall, as a condition of continued employment, remain members during the term of this Agreement to the extent permitted by law.
                 The provisions of this paragraph shall not apply in any State where such provision is contrary to the law thereof.

                                       V

WAGES:

         A. Wage Increases:


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
         1. Time Rate Employees:

         (a) Effective October 4, 1993, the Employer shall grant a wage increase of twenty (20) cents per hour to all time rate employees.

         (b) Effective October 3, 1994, the Employer shall grant a wage increase of ten (10) cents per hour to all time rate employees.

         2. Piece Rate Employees:

         (a) Effective October 4, 1993, the Employer shall incorporate into all existing piece rates a wage increase of twenty (20) cents per hour.

         (b) Effective October 3, 1994, the Employer shall incorporate into all existing piece rates a wage increase of ten (10) cents per hour.

         3. In the event an employee is regularly and formally scheduled to work more or less than forty (40) hours per week, or more or less than thirty-six (36) hours per week in the case of cutters in those markets where cutters uniformly have a regular work week of thirty-six (36) hours per week, the payments in paragraphs 1 and 2 above shall be adjusted pro rata.

         B. Wages shall be paid in accordance with the schedule of wage rates except that such schedule may be modified as expressly provided in this Agreement. In the event that an Employer has not heretofore incorporated a cost of living bonus into the piece rates he shall continue to have the right to do so.

         C. In the event that any of the operations of the Employer are changed or new operations are added, piece rates for such operations shall be mutually agreed upon between the Union and the Employer and shall become effective as of the time that such operation is changed or new operation begun. The new piece rates shall maintain the average earnings of the employees prevailing at the time that the operation is changed or new operation begun.
It is understood that the phrase "maintain the average earnings of the employees" refers to maintaining the average earnings of the section, and not to individual employees within the section.

         D. If an employee is temporarily transferred from one job or operation to another at the request of the Employer, he shall, while working on the job or operation to which he has been transferred, be paid his average earnings prevailing at the time of the transfer. The conditions to apply upon permanent transfer shall be mutually agreed upon by the Employer and the Union at the time of such transfer.

         E. Minimum Guarantee: No employee shall receive less than 25 cents per hour above the then applicable federal or state minimum wage rate (whichever is higher) upon the completion of the employee's trial period. This provision shall not supersede or be substituted for locally negotiated higher time or piece rate minimums heretofore existing.

         F. Various special arrangements have been negotiated with respect to the dates upon which wage increases became effective, the dates concerning the vacation periods and pay, holiday pay, and call in pay for those members of the Clothing Manufacturers Association of the USA who are "Tailors-To-The-Trade". Because of the varying practical considerations as they apply to the Tailors-To-The-Trade, it is agreed that these issues shall be reserved for adjustment by the individual firms and the Locals and/or Joint Boards concerned, by mutual agreement.

                                       VI

HOURS OF WORK:

         A. Regular Work Week: The regular hours of work for all employees shall be eight (8) hours in any one day, from Monday to Friday inclusive. The time when work shall begin and end each day shall be agreed upon by the Employer and the Union.

         B. Overtime: Time and one-half shall be paid for all work outside the regular daily hours. No work shall be performed on a Saturday except by mutual agreement of the parties. Time and one-half shall be paid for all work performed on Saturday irrespective of the number of hours worked during the week. No work shall be performed on a designated holiday except by mutual agreement of the parties and, if agreed upon, at double time. Overtime pay for work on a designated holiday shall be in addition to holiday pay to which the employee is entitled pursuant to the paragraph dealing with holidays.

         C. Notice of Overtime: The Employer agrees to give reasonable notice to the employees and the appropriate union shop committee representative when overtime is to be worked.

         D. Where operating engineers, firemen, oilers or watchmen are required to work on holidays or Saturdays which fall during their regular work week, the question of the rate of pay for work performed on such holidays or Saturdays by such employees is referred for negotiation to each market association, if any, and/or individual Employer and each joint board or local union.

         E. It is the intent of this Article VI that where it has been the actual past practice to pay overtime after a work week of forty (40) hours such practice shall continue.

                                      VII

VACATIONS:

         A. Vacation Period: It is mutually agreed that there shall be the following vacation periods for employees entitled to vacation pay as hereinafter provided.

                 1. The Summer Vacation Period shall be two consecutive weeks beginning with the last full week in the month of July in each year unless the Individual Employer and the Joint Board and/or Local Union mutually agree upon some other two consecutive weeks during the summer months.

                 2. The Christmas Vacation Period which shall be the week in which Christmas Day falls in each year.

                 3. Fourth Week of Vacation: Any employee with 20 years, or more, of employment with an Employer or predecessor employers is entitled to a fourth (4th) week of paid vacation to be taken during the ensuing twelve (12) month period following the date that the employee reaches 20 or more years of employment. The schedule of vacations by section shall be fixed by mutual agreement with the Union in accordance with the needs of production. Individual employees may bid for an available week in order of section seniority or such other rotational system as mutually agreed to with the Union. If mutually agreed to with the Union at the local level, an employee may elect to work during the employee's week of vacation at straight time in addition to vacation pay. The amount of time off and pay shall be he same as the preceding Winter vacation.

                 4. In the event that a paid holiday falls within the vacation period, employees entitled to holiday pay shall be entitled to such holiday pay in addition to vacation pay hereinafter provided.

         B. Eligibility and Pay for Employees Employed Prior to October 1, 1985:

                 1. For the Summer Vacation Period

                 (a) All employees who have been on the payroll of the Employer for at least six (6) months prior to the commencement of the Summer Vacation period and, except as hereinafter provided, who are on such payroll at the commencement of the Summer Vacation Period are eligible for a paid vacation.

                 (b) The amount of each employee's vacation pay for the Summer Vacation Period shall be determined in the manner set forth in this subparagraph. If the employee has been on the payroll of the Employer:

                 (i) Six (6) months but less than nine (9) months, he shall receive one-half of one week's pay,

                 (ii) Nine (9) months but less than one (1) year, he shall receive three-fourths of one week's pay,

                 (iii) One year or more, he shall receive two (2) week's pay.

                 (c) (i) First Week: In the case of hourly and weekly employees, one week's pay shall be the employee's current regular weekly rate. In the case of piece work employees, one week's pay shall be forty (40) times the individual employee's straight time average hourly earnings for the four (4) consecutive busiest weeks of the current vacation year beginning June 1st in the previous calendar year and ending May 31st in the current vacation year including the full amount of the wage increase paid on October 4, 1993 and October 3, 1994, as applicable. If an employee did not work in each of said four (4) weeks, his vacation pay shall be forty (40) times his straight time average hourly earnings for the four (4) busiest consecutive weeks of the vacation year in which he did work all four (4) weeks including the full amount of the wage increase paid on October 4, 1993 and October 3, 1994, as applicable.

                      (ii) Second Week: An eligible employee who has worked not less than 1000 hours in the 12 months beginning June 1st in the previous calendar year and ending May 31st in the current vacation year shall receive for his second week's vacation pay the same amount as the employee's vacation pay for the first week.

                 For eligible employees who worked less than 1000 hours during the entire aforesaid twelve (12) months period, the second week's vacation pay shall be two and one-half per cent (2-1/2%) of the employee's straight time earnings in the twelve (12) months beginning June 1st in the previous calendar year and ending May 31st in the current vacation year.

         2. For the Christmas Vacation Period

                 (a) All employees who have been on the payroll of the Employer one year or more prior to December 1st and, except as hereinafter provided, who are on such payroll at the commencement of the Christmas Vacation Period are eligible for a paid Christmas vacation.

                 (b) The amount of each employee's vacation pay for the Christmas Vacation Period shall be determined in the manner set forth in this subparagraph:

                 (i) an employee who has worked not less than 1000 hours in the entire aforesaid twelve (12) months period,

                 (a) if an hourly or weekly employee, he shall receive his current rate less three-quarters of the wage increase paid on October 4, 1993 or October 3, 1994, as applicable.

                 (b)  if a piece work employee, he shall receive forty
(40) times his straight time average hourly earnings for the four (4) consecutive busiest weeks of the current vacation year, beginning December 1st in the previous calendar year and ending November 30th in the current vacation year, which average hourly earnings shall be adjusted by three-quarters of the wage increase paid on October 4, 1993, or October 3, 1994, as applicable.

                 (ii) an employee who worked less than 1000 hours in the entire aforesaid twelve (12) months period shall receive two and one-half per cent (2-1/2%) of his straight time earnings in the twelve (12) months beginning December 1st in the previous calendar year and ending November 30th in the current vacation year.

         C.  Eligibility for Employees Employed After October 1, 1985:

                 Each employee hired by the Employer on or after October 1, 1985 shall receive vacations with pay in accordance with the following requirements:

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
                 (i) On completion of 1 year of service, 1 week vacation at the next ensuing regularly scheduled vacation period (either winter or summer, whichever comes first).

                 (ii) On completion of 2 years of service, 2 weeks of summer vacation except that an employee who first becomes eligible for 2 weeks of vacation prior to the winter vacation shall receive one week of winter vacation and one week of summer vacation.

                 (iii) On completion of 3 years of service, 2 weeks of summer vacation and one week of winter vacation.

                 Time off and pay for each week's vacation shall be determined by the applicable provisions of the existing agreement with respect to the employee's working time during the year.

         D. General Conditions:

                 1. An employee otherwise eligible for a paid vacation shall not be deemed ineligible because of the fact that he is temporarily laid off or ill at the commencement of the vacation period. The Impartial Chairman is expressly empowered to determine in accordance with the arbitration procedure provided in this Agreement whether an employee, discharged prior to the commencement of a vacation period but otherwise eligible for a paid vacation, shall be entitled to vacation pay.

                 2. An employee who has been in the employ of the Employer a sufficient length of time to have earned a paid vacation as herein set forth but whose employment has been terminated because of termination of business or the closing of a plant, shall be entitled to vacation pay pro-rated as of the date of termination of employment.

                 3. Vacation pay as hereinabove provided shall be paid on the pay day immediately preceding the applicable vacation period.

                 4. Where an employee has been permanently and formally scheduled to work less than the regular work week for his operation the eligibility and vacation pay schedule for such employee shall be adjusted pro-rata. The 1000 hours requirement contained in paragraph B above shall be similarly pro-rated.

                 5.  Retired and Permanently Disabled Employees:

                     Employees who, during any vacation year, retire under the terms of the Amalgamated Pension Plan or receive Federal Old Age Social Security Retirement Benefits, or become totally and permanently disabled so as to become eligible for and subsequently receive disability insurance benefits pursuant to the Social Security Act, as amended, shall receive pro-rata vacation pay for the vacation year, measured from the commencement of the preceding vacation periods, summer, Christmas, and, where applicable, the fourth week, to the date last worked. The vacation pay herein provided shall be paid upon presentation to the Employer of the Certificate of Eligibility issued by the Amalgamated Insurance Fund or the Certificate of Award issued by the Social Security Administration, as appropriate.

                 6. It is agreed and understood that for Tailors-To-The-Trade the Christmas Vacation Period shall be either Christmas Week (as provided in Article VII A (2) or New Year's Week as mutually agreed by and between the Tailors-To-The-Trade and the Union.

                 7.  Anything to the contrary notwithstanding contained in this
Article VII, the Union shall have the right to present to the Employer the question of vacation pay for the Christmas vacation period on behalf of an employee who does not qualify for same because he was employed after December 1st but prior to Christmas Day during the previous calendar year. If agreement between the Union and the Employer is not reached the Impartial Chairman is expressly empowered to settle said matter.

                 8. For the purposes of Section B and C, employees who have completed a probationary period with an employer in contractual relations with the Union and who have been unemployed because of layoff or plant closing and are reemployed in the same local market within one year of loss of employment shall receive credit for each year of employment with the prior employer.

                                      VIII

HOLIDAYS:

         A. 1. Subject to Paragraph F, all employees shall be entitled to the following eleven (11) holidays with pay:

         New Year's Day           Thanksgiving Day

                                      Friday after Thanksgiving Day

The National Observance
of Martin Luther King, Jr's.
Birthday
                                  Christmas Day
Washington's Birthday             Last Weekday Prior to the
                                  Commencement of Christmas
Memorial Day                      Vacation

July 4th                          Good Friday or
                                  Washington's Birthday
Labor Day

         2. The Employer and the Joint Board and/or Local Union may by mutual agreement substitute other holidays for one or all of the following holidays:

                 Washington's Birthday

                 Memorial Day

                 Last weekday prior to the commencement of
                     Christmas vacation

                 Good Friday *

* If Washington's Birthday or Good Friday, or both, are not celebrated in the market, the day celebrated for the day shall be subject to this paragraph.

         3. All such holidays shall be paid for irrespective of the day of the week on which the holiday falls.

         Should any of the above holidays fall on Sunday, the day celebrated as such shall be considered the holiday.

         B. In the case of hourly and weekly employees, the pay for each holiday shall be one-fifth (1/5) of the employee's current regular weekly rate. In the case of piece workers the employee's pay for each holiday shall be eight (8) times the employee's straight time average hourly earnings as such earnings were computed for the purpose of determining the first week's vacation pay for the Summer Vacation Period immediately preceding such holiday.

         C. Notwithstanding the provisions of this paragraph, it is understood that holiday pay shall not be paid any employees if the Employer's factory is shut down in all his manufacturing departments for five (5) consecutive weeks as follows:

         1. The entire two (2) weeks immediately preceding the week in which such paid holiday occurs; and

         2.  The entire week during which such paid holiday occurs; and

         3. The entire two (2) weeks immediately following the week in which such paid holiday occurs.

         D. Any worker who is absent without reasonable excuse on the work day before or the work day after a holiday shall not be entitled to holiday pay.

         E. Tandem or Consecutive Holidays: The "day before and after" rule shall apply to all holidays with the exception that should separate holidays fall either simultaneously or successively, an employee absent (without reasonable cause as heretofore defined) either the day before or the day after shall lose only one of the holidays. In the event an employee is absent (without reasonable cause as heretofore defined) both the day before and the day after, the employee shall lose holiday pay for all intervening holidays.

         F. Trial Period, Intervening Holidays: If a holiday falls within the initial trial period, the employee shall receive his holiday pay on the first
full pay period following the successful completion of the trial period.   If
the employee does not complete the initial trial period for any reason no holiday pay is payable. This paragraph shall not apply to employees who have completed their initial trial period with any employer in contractual relations with the Union.

                                       IX

EQUAL DIVISION OF WORK:

         During any slack season or whenever there is insufficient work, the available work shall be divided, insofar as is practicable, equally among all regular employees of the Employer in order that continuity of employment may be maintained unless the Employer and the Union shall mutually agree upon a layoff and the conditions applicable thereto.

         It is understood that this clause has been mutually interpreted to provide for seniority of the employee as the basis for layoff and this interpretation has been reflected in local agreements.

                                       X

PAYMENT OF WAGES AND CHECKOFF:

                 A. The Employer agrees that he shall pay his employees on a prescribed day in each week.

                 B. The Employer shall deduct from the wages of his employees upon written authorization of the employees, union dues, initiation fees and assessments. The amounts deducted pursuant to such authorization shall be transmitted at int-ervals to the properly designated official of the Union, to-gether with a list of names of the employees from whom the deductions were made on forms to be provided by the Union. Sums deducted by the Employer as union dues, initiation fees or assessments shall be kept separate and apart from the general funds of the Employer and shall be deemed trust funds. The aforesaid intervals are to be fixed by each market association, if any, and/or individual Employer and each joint board or local union.

                                       XI

INSURANCE:

         A: The Employer agrees to contribute sums of money equal to a stated percentage of his payroll to The Amalgamated Insurance Fund (social insurance and retirement), as provided in Exhibit I annexed hereto, the terms and provisions of said Exhibit I being specifically incorporated hereby by reference.

         B: The Employer agrees to provide checkoff of voluntary contributions for any employee who elects participation in the "National Plus" program as now maintained by the Union under the Textile Fund Program.

                                      XII

MACHINE-DOWN TIME AND WAITING TIME:

         An employee paid on a piece rate basis who is required to wait for work due to machine breakdown beyond his control shall be compensated at the rate of the employee's average hourly earnings for all such waiting time in excess of fifteen minutes (15) minutes per day. An employee paid on a piece rate basis who is required to wait for work due to cause beyond his control other than for machine breakdown shall be compensated at the rate of the employee's average hourly earnings for all such waiting time in excess of thirty (30) minutes per day. However, in no event will the combined unpaid machine down time and waiting time exceed thirty (30) minutes per day. Any employee who finds it necessary to wait for work shall, on each such separate occasion, notify his immediate supervisor both at the beginning and end of such waiting period. Payment for waiting time shall cover only such time as follows such notification. The Employer may transfer such employees to another machine or job during waiting time.
When transferred to another machine during machine down time, on the same job, the employee will be paid piece rate earnings. In addition to the grievance and arbitration procedure set forth in Paragraph A of Article XXI of this Agreement any dispute or question as to the interpretation of this Article may be referred to the national office of the Association and the Union.

                                     XIII
REPORTING PAY:

             Employees who report for work at their regular starting time, or at such other hour designated by the Employer, shall be paid their established time or piece rate earnings for all work performed between the hour they report for work and the hour that they are dismissed, but in no event shall they be paid less than six (6) hours, or four (4) hours on Saturday. This clause shall not apply in the event of power failure, fire or other cause over which the Employer has no control. In the case of the first five (5) hours of call in pay, failure of other employees to report for work shall be considered cause over which the Employer has no control only if an emergency arises which it could not foresee and it had taken adequate steps to train and provide relief workers. Excessive absenteeism shall relieve the Employer of the obligation to pay the sixth hour of call in pay.

                                     XIV

BEREAVEMENT PAY:

         A. An employee who has been on the payroll of the Employer for six (6) months or more shall be granted bereavement pay in the event of a death in the immediate family of the employee.

         B. The immediate family is defined as father, mother, grandfather, grandmother, sister, brother, spouse, children, grandchildren, mother-in-law, father-in-law, brother-in-law, and sister-in-law.

         C. Bereavement pay shall be based on the employees' daily time or piece rate earnings as established for the purpose of holiday pay.

         D. Bereavement pay shall be paid for the day before, the day of and the day following the funeral, when these days fall on days the employee would otherwise have worked. In the event that the death occurs outside the United States and notice thereof does not reach the employee until after the funeral, Bereavement Pay shall be paid for the three (3) days following receipt of notice provided that such days are days on which the employee would otherwise have worked.

         E. No bereavement pay will be granted unless the employee notifies the Employer and requests leave. At his discretion, the Employer may require evidence of death and kinship.

                                       XV

CIVIL RIGHTS:

         1. The Employer and the Union shall not discriminate nor perpetuate the effects of past discrimination, if any, against any employee or applicants for employment on account of race, color, religion, creed, sex, or national origin. This clause shall be interpreted broadly to be co-extensive with all federal, state or local anti-discrimination laws and, where available, judicial interpretations thereof.

         2. Representatives of the Employer and the Union shall meet to review compliance with this provision and to mutually agree upon such steps as are necessary to achieve compliance. If, upon failure to so mutually agree, either party invokes the arbitration procedures of this Agreement to resolve the dispute, the Impartial Chairman shall fashion his award to grant any and all relief appropriate to effectuate this Article.

                                      XVI
UNION LABEL:

         The Employer agrees to affix copies of the label of the Amalgamated Clothing and Textile Workers Union to men's and boys' clothing including, without limitation, single pants manufactured by the Employer or by registered Union con-tractors in behalf of the Employer, all as provided in
Exhibit II annexed hereto, the terms and provisions of said Exhibit II being specifically incorporated herein by reference. In addition thereto, the Employer agrees that the size ticket placed on each garment shall contain a legend to the effect that the same is manufactured by ACTWU Union labor.

The exact wording to be affixed on the size ticket shall be set by mutual agreement between the Clothing Manufacturers Association of the USA and the International Union.

                                      XVII

MILITARY SERVICE:

         In the event that an employee enlists or is conscripted into the Armed Forces of the United States of America or is called into service as a member of the National Guard or Army, Navy, Air Force or Marine Corps Reserves, he shall, upon his discharge from service, be reinstated with all his rights and privileges enjoyed by him at the time he entered service; provided, that he shall request such reinstatement within the period fixed by law and provided that the Employer shall have the right to discharge any person whom he hired by reason of the entry into military service of the person to be reinstated.

                                     XVIII

OTHER FACTORIES AND CONTRACTORS; OUTSOURCING

                 Part one - other factories and contractors:

                 A. During the term of this Agreement the Employer agrees that he shall not, without the consent of the Union, remove or cause to be removed his present plant or plants from the city or cities in which such plant or plants are located.

                 B. During the term of this Agreement the Employer may with the consent of the Union manufacture garments or cause them to be manufactured for his own business use in a factory other than his present factory or factories provided his factory or factories have and continue to have full employment and provided further that such other factory or factories are under contract with the Union.

                 C. The Employer further agrees that he shall send work only to such Union contractors designated by agreement of the parties herein. The Employer emp1oying contractors agrees simultaneously with the execution of this Agreement to execute a contractor registration statement, the terms and conditions of which shall be specifically incorporated herein by reference.

         D. It is agreed that imports other than corduroy clothing not made in Union shops, are within the scope of Article XVIII. The Employer shall notify the Union of its intentions as to such corduroy clothing, and the quantities involved and shall make available to the Union all pertinent documentation involved in such transaction. In the event corduroy clothing becomes an important production item in shops under contract with the Union, this exception to Article XVIII shall be subject to renegotiation upon reasonable notice from the Union, then existing commitments shall not be interfered with.

                            Part two - outsourcing:

         A. Permissible outsourcing

         During the term of this agreement and subject to all of the conditions contained herein the Employer shall be permitted to outsource no more than 10% of its current contract year's production.
The remaining 90% is to be manufactured in its facilities covered by this agreement. Outward processing production (known as "807" or 807 A" production) will be defined as outsourced products. Further, outsourcing will not excuse the participating firm from making needed investment in its domestic facilities and equipment. Any Employer who outsources hereby commits to invest in improved physical plant, equipment and EDI systems in its own facilities.

         B. Notification

         The Employers must give the Union advance notification of its planned outsourcing. Said notification shall include:

         1. The number and types of units the Employer plans to outsource:
         2. The reasons why the outsourcing is planned;
         3. Name & location of the source

         The Union shall have the opportunity to find a suitable alternative source within one week of said notice.

         C. Guarantees

         If, during the term of this agreement, an Employer outsources more than an experimental level of production it shall, for each contract year during which it outsources, guarantee that its current full time employees work at least 1470 hours, in addition to vacations and holidays during said contract year. An experimental level of production is defined as the greater of 1000 units or 2% of the domestic production in the preceding contract year to a maximum of 3000 units.

         For the purpose of this Agreement, a suit or overcoat/topcoat should count as 1 unit; a coat as 2/3 of a unit; a pair of pants as 1/3 of a unit and a vest as 1/6th of a unit.

         Such hours as are not worked (1) at the option of the employee or because the employee is not available for employment, (2) because of power failure, fire or other cause over which the firm has no control as defined in the Reporting Pay provision of the Collective Bargaining Agreement (but not including short time for lack of sales), and (3) hours otherwise compensated for pursuant to the firm's Collective Bargaining Agreement with the Union, shall be counted toward fulfilling the guarantees.

         For each unit outsourced pursuant to this Agreement, the Employer shall pay $1.00 per unit divided among all of the employees of the Employer on the payroll as of the beginning and the end of the contract year, as a holiday bonus, not later than December 15 following the end of each contract year for which the employer is required to make such payments pursuant to the outsourcing agreement. This payment, if the employee so elects, may be made by the Employer to the National Plus 401(K) program which will make such arrangements as are necessary to receive said payments.

         An Employer electing to participate in an outsourcing program shall so notify the Joint Board Manager and the Union's International
President with respect to the planned outsourcing by certified mail, RRR.
The Union's one week period to fins a suitable alternative to the outsourcing shall begin to run upon earliest receipt of that notice. All reports and information required by the National Agreement with respect to the outsourcing program shall be made to the Joint Board Manager and to the Union's International President.

         D. shipping

         The Firm shall receive and ship all units subject to this Article only in facilities under contract with the union.

         E. Records

         The Union shall be provided such records as are required to monitor compliance with the terms of this Article, in addition to all other rights with respect to inspection of records guaranteed to it under the Collective Bargaining Agreement. The information shall be kept confidential. Any breach of such confidentiality shall terminate the right of the Union to examine such records upon the decision of an arbitrator that the union did indeed breach the confidentiality agreement.

         F. Continuation of Contracting

         Unless the Employer brings work, that had been performed by its existing contractors, into its facilities covered by this agreement, it shall during any contract year in which it outsources production continue to supply work to contractors at such levels as supplied in the previous year. Contractors shall include all contractors of shoulder pads, coats fronts, sponging and examining, to the extent now contracted. The measure of damages payable to the Union for failure to supply the amount of work required by the preceding sentence shall be that applied to other violations this article.

         G. Damages

         Claims that any Employer is in violation of this Article shall be resolved through the grievance and arbitration provisions of this Agreement. If the Arbitrator finds that the Employer has violated this Article by outsourcing in excess of the limits set forth herein, the Arbitrator shall impose damages equal to one and one half times the unit labor cost of these outsourced units in excess of the limit. Said damages shall be paid to the Joint Board that is party to an Agreement with the Employer for distribution to the affected employees.

            STANDARDS:

         It is agreed that all Employers will comply with the following work standards in any outsourcing:

         Wages:

         Companies will only do business with partners, contractors or other sources who provide wages and benefits that comply with any applicable law and provide a living wage defined as a specified market-basket of consumerism priced in local currency and adjusted for inflation in the country from which the product is being sourced.

         Workinq Hours:

         Companies will only do business with partners, contractors or other sources outside the United States that comply with all applicable laws and will not utilize a source who requires more than a 48 hour work week and does not provide at least one day off in each seven days.

         Forced or Compulsory Labor:

         In the manufacture of its products. Companies will not work with business partners that use forced or other compulsory labor, including labor that is required as a means of political coercion or as punishment for holding or for peacefully expressing political views. Companies will not purchase materials that were produced by forced prison of other compulsory labor and will terminate business relationships with any sources found to utilize such labor.

         Child Labor

         Companies will not work with business partners that use child labor. The term "child" generally refers to a person who is less than 14 years of age, or younger than age for completing compulsory education if that age is higher than 14. In countries where the law defines "child" to include individuals who are older than 14, Companies will apply that definition.

         Freedom of Association:

         Companies will use business partners that share a commitment to the right of Employees to establish and join organizations of their own choosing, and abide by international standards as specified by the ILO regarding freedom of association.

         Companies will assure that no employee is penalized because of his or her exercise of this right. Companies recognize and respect the right of all employees to organize and bargain collectively, and to strike.

         Discrimination:

         Companies will not use business partners who discriminate on the basis of personal characteristics rather than people's ability to do the job. They will not utilize partners who use corporal punishment or other forms of mental or physical coercion.

         Safe and Healthy Work Environment:

         Companies will have business partners that provide employees a safe and healthy workplace and that do not expose workers to hazardous conditions.

         Continued Violators:

         If the Union determines that countries or companies have repeatedly violated the foregoing work standards or are pervasive violators of human rights, it shall notify the Employer and give it 60 days to remedy the violations. If the union chooses it may take the alleged violations to binding expedited arbitration. If the union proves its case, the company shall cease to contract with that country or company.

         Monitoring

         Employers and the ACTWU shall periodically monitor the compliance of their contractors/suppliers with the above standards and reports of this monitoring will be made available to the other party.

                                      XIX

HOME WORK:

        None of the Employer's work may be performed in the homes of the employees.

                                       XX

DISCHARGES:

         No employee covered by this Agreement shall be discharged without just cause. The Union shall present all complaints of discharge without just cause to the Employer within seven (7) days after the discharge. If the complaint cannot be adjusted by mutual consent, it shall forthwith be submitted to the Impartial Chairman designated in each local or market agreement for determination pursuant to the procedure provided.
The Impartial Chairman shall issue his decision and award within seven (7) days from the conclusion of the hearing and the discharge in dispute. If the Impartial Chairman finds that the employee was discharged without just cause, he shall order reinstatement and may require the payment of back pay in such amount as in his judgment the circumstances warrant. This paragraph shall not apply to an employee during his trial period.

                                      XXI

GRIEVANCE AND ARBITRATION PROCEDURE:

         A. Any complaint, grievance or dispute arising under, out of or relating directly or indirectly to the provisions of an agreement between each market association, if any, and/or individual Employer and each joint board or local union, or the interpretation or performance thereof, shall in the first instance be taken up for adjustment by a representative of the Union and a representative of the Employer. Any and all matters in dispute, including a dispute concerning the interpretation or application of the arbitration provision, which have not been adjusted pursuant to the procedure therein provided, shall be referred for arbitration and final determination to the Impartial Chairman therein designated. The details of the grievance and arbitration procedure thus provided are expressly reserved to each of said market associations, if any, and/or individual Employer and each joint board or local union for negotiation and joint agreement.

         B. Except as expressly provided otherwise in this Agreement, with respect to any dispute subject to arbitration or any claim, demand, or act arising under the Agreement which is subject to arbitration, the procedure established in this Agreement for the adjustment thereof shall be the exclusive means for its determination. No proceeding or action in a court of law or equity or administrative tribunal shall be initiated with respect thereto other than to compel arbitration or to enforce, modify or vacate an award. This paragraph shall constitute a complete defense to or ground for a stay of an act instituted contrary hereto.

                                      XXII

STOPPAGES AND LOCKOUTS:

         The Employer and the Union agree that there shall be no stoppages or lockouts during the term of this Agreement.

                                     XXIII

OTHER CONDITIONS OF EMPLOYMENT:

         1. All conditions of employment not negotiated nationally and not expressly provided for herein are reserved to each of said market associations, if any, and/or individual Employer and each joint board or local union for negotiation and joint agreement, subject to the terms of the Local Issues letter.

         2. The terms, provisions and items which were the subject matter of and settled by the 1993 negotiations will be uniformly adopted by all Joint Boards, Local Unions and Employers without change.

                                      XXIV

MORE FAVORABLE PRACTICES:

         Any custom or practice existing in the plant of an Employer at the time of the execution of this Agreement more favorable to the employees than the provisions hereof shall be continued as heretofore. It is understood that this clause is to be mutually interpreted to provide that prior contrary past practices do not prevail over subsequently negotiated contract provisions, such as Paragraph D of Article XXVI.

                                      XXV

SUCCESSORS:

         In the event the Employer merges or consolidates with, or its business is acquired by another person, firm or corporation, the Employer shall remain bound by all of the terms and provisions of this Agreement for the full term hereof.

                                      XXVI

INTRODUCTION OF TECHNOLOGICAL CHANGES, ETC.:

         A. The Union has long cooperated with Employers in the introduction of new machinery, changes in manufacturing techniques, and technological improvements in clothing plants. This policy has been established by mutual agreement, generally on a market level, between the Employer and the Union. Underlying such agreement has been the recognition of these basic conditions:
(a) wages of the affected workers were not to be reduced, and (b) workers were not to be thrown out of employment. Such policy is reaffirmed and shall continue to be dependent, preferably by mutual agreement on a market level.

         B. If, however, in the event that the introduction of any such new machinery, changes in manufacturing techniques and technological improvements would not, in the opinion of either party be consistent with the maintenance of the aforesaid basic conditions, then the Association and the Amalgamated Clothing and Textile Workers Union shall each appoint a committee which jointly shall study and seek to resolve the problems attendant upon such change.

         C. Subject to the foregoing basic conditions (a) and (b) of paragraph A above, the scope of the general arbitration clause shall remain in full force and effect and applicable to all covered by this Agreement.

         D. To provide for reasonably comparable implementation of the basic conditions set forth in Article XXVI, including the definition of technological change, the Employer and the Union shall utilize the following guidelines in the absence of mutually satisfactory guidelines heretofore established on a market or local union level. Where an Employer contemplates such a technological change, the Employer shall give prior notice to the joint board or local union. Rates for such newly introduced or changed machinery shall be
established by mutual agreement.   While employed on the newly introduced or
changed machinery, a worker shall be paid wages earned plus the difference, if any, between the expected earnings under the newly established rate and his prior earnings. Workers in the affected operation shall not be thrown out of employment, instead, if a job is available on a substantially equivalent operation, with the opportunity for substantially equivalent earnings, a worker may be transferred to such job and, during a period of retraining equal to the normal training period for similarly experienced workers, shall be guaranteed his former average hourly earnings. If such a job is not available, the worker shall have the option of (a) accepting another job with a guarantee, during a period of retraining equal to the normal training period for similarly experienced workers, of his former average hourly earnings, or (b) severance pay in such amounts as shall be mutually agreed to by the Employer and the joint board or local union. A worker electing to take a job which is not on a substantially equivalent operation with the opportunity for substantially equivalent earnings may subsequently elect to take severance pay, in which event such severance pay shall be reduced by any make-up pay paid pursuant to the normal training program applied. In the event the worker elects to take severance pay, such worker shall retain for one year his seniority and recall rights to his former job or section.

                                     XXVII

SEPARABILITY:

         Should any part or provision of this Agreement be rendered or declared illegal by reason of any existing or subsequently enacted legislation or by any decree of a court of competent jurisdiction or by the decision of any authorized government agency, such invalidation of such part or provision shall not invalidate the remainder thereof. In such event, the parties agree to negotiate substitute provisions.

                                    XXVIII

SAFETY AND HEALTH STUDY COMMITTEE

         Whereas eliminating occupational safety and health hazards for employees in the men's and boys' tailored clothing industry is to the mutual benefit of the Association and the Union, the parties to this Agreement shall form and maintain a joint Labor-Management Safety and Health Study Committee.

         The Committee shall be composed of equal numbers of representatives selected by the Association and by the Union.

         The Committee shall hold meetings as often as necessary for the purpose of developing the means and structure to undertake joint safety and health studies to analyze occupational hazards in the industry and to suggest appropriate measures for control of such hazards.

         A Safety and Health Study Committee will be established in each plant. It will meet regularly at dates, times, and places to be determined by local management after consultation with the Union. The employees shall be paid their established time rate or piece rate average by the Employer while attending such meetings.

                                     XXIX

JURY DUTY

         An employee called for involuntary trial jury duty will be paid the difference between the pay received for such jury duty and his straight time average weekly earnings (calculated for the eight (8) weeks immediately preceding such jury duty) for the period of such jury duty.
The employee shall present a receipt for the amount of jury duty pay received. An employee who receives a notice to serve as a juror must notify his Employer not later than the next work day. If the Employer deems it necessary to have the employee excused from jury duty, the Union and the employee agree to cooperate in seeking to have the employee excused.

                                     XXX

VOLUNTARY CHECKOFF OF POLITICAL CONTRIBUTIONS

         The Employer agrees to deduct from the wages of its employees who are Union members and who voluntarily authorize such contributions on forms provided for that purpose, contributions to Amalgamated Clothing and Textile Workers Union-Political Action Committee. The amounts deducted pursuant to said voluntary authorizations shall be transmitted to the Treasurer of ACTWU-PAC at monthly intervals. These transmittals shall be accompanied by a list of the names of those employees for whom such deductions have been made and the amount deducted for each such employee.

         The Union shall reimburse the Employer for any expenses incurred due to this provision.

                                     XXXI

LEAVES OF ABSENCE

         Leaves of absence shall be granted for justifiable personal reasons. The Employer may limit the number of leaves for personal reasons granted at any given time to avoid an unreasonable effect on the Employer's ability to operate. Such leaves may be limited to an initial period of two (2) weeks with extensions granted by mutual agreement.

          All other leaves of absence for reasons, including but not limited to, illness, injury, pregnancy or Union purposes, shall be granted for such periods and under such circumstances as have been heretofore granted in each Market or local area.

                                    XXXII

FEDERAL FUNDS:

         The Union shall cooperate with the CMA and its members to facilitate the availability of federal funds for training programs.

                                     XXXIII

CHILD CARE:

         A. Parental leave:

                 An employee may receive six (6) weeks of unpaid parental leave (not including leave granted pursuant to the leave of absence clause) within any two (2) year period to attend to the employee's seriously ill or new born child.

        B. Child care Facilities:

         The Employer and the Union shall establish local committees to study the availability of child care facilities.

                                     XXXIV

"S.U.B." PROGRAM

         Should the employees of an Employer agree to purchase additional insurance coverage provided by the Amalgamated Insurance Company, or Supplemental Medical Insurance coverage provided by the Amalgamated Life and Health Insurance Company, the Employer shall check off the employees' cost of the program, upon presentation of proper authorization, and pay the same over to the insurance company as required by the contract between the employees and the insurance company, as applicable.

                                     XXXV

NATIONAL HEALTH INSURANCE:

         The inflationary spiral affecting health care costs in the United States has caused the parties concern over the continued viability of their insurance program. Therefore, the parties agree that it would benefit the insurance program and the employees who are covered by this Agreement if an appropriate National Health Insurance Program is enacted. It is further agreed that the National Clothing Industry Labor-Management Committee shall meet to determine the best way to mount a joint campaign in support of the establishment of an appropriate National Health Insurance Program and to implement such a campaign.

                                    XXXVI

ORGANIZATIONAL HIRING

         The Employer agrees that it will hire employees who have been discharged from other employers during an organizing campaign conducted by the Union. The Employer is not required by this Section to hire an employee who is not qualified to perform the job that is being applied for.

         The Employer is not required to employ such applicants if it does not have jobs available. Any employee hired under this Section is subject to the Employer's regular probationary period for new employees.

         The Employer is not required to unlawfully give preference to employees applying under this Section.

         The Union will hold the Employer harmless for any liability, including but not limited to attorney's fees, imposed by enforcement of this clause.

                                    XXXVII

MORE FAVORABLE CONDITIONS

         If the Union enters into any agreement with any manufacturer of Men's and/or Boys tailored clothing which has previously resigned from the CMA and which provides any term or condition more favorable to that employer than any term or condition contained in this agreement, then upon written notice given by the Clothing Manufacturers Association of the United States of America, Inc., such terms or conditions shall automatically be extended to the Employer members of the Clothing Manufacturers Association of the United States of America, Inc., who are parties to and covered by this Agreement. Such Employer members of the Clothing Manufacturers Association of the United States of America, Inc. shall have the right to make such terms or conditions retroactive to the effective date of such terms or conditions in the agreement containing such more favorable terms or conditions.

                                   XXXVIII

TERM OF AGREEMENT

         This Agreement shall be effective upon the date hereof and shall remain in full force and effect until midnight, April 30, 1995. It shall be automatically renewed from year to year thereafter unless on or before March 1, 1995, or March 1, of any year thereafter, notice in writing by certified mail is given by either the Association or the Amalgamated Clothing and Textile Workers Union to the other of its desire to propose changes in this Agreement or of intention to terminate the same, in either of which events this Agreement shall terminate upon the ensuing April 30th.

         IN WITNESS WHEREOF the parties hereto have caused their signatures to be affixed effective the day and year hereinabove first written.

                   CLOTHING MANUFACTURERS ASSOCIATION OF THE
                    UNITED STATES OF AMERICA on behalf of
                    itself and each of its members

                    By:__________________________________________
                                   Homi B. Patel
                                     President

                   AMALGAMATED CLOTHING AND TEXTILE WORKERS UNION
                    on behalf of itself and its joint boards and local unions

                    By:____________________________________________
                                  Jack Sheinkman
                                     President
agmt-93

                                                                      (10/1/93B)

                                                    AMALGAMATED INSURANCE FUND
                                                     INSURANCE AND RETIREMENT

         SUPPLEMENTAL AGREEMENT DATED AS OF October 1, 1993
         between                                  (herein called the
         "Employer") and                                     of the AMALGAMATED
         CLOTHING AND TEXTILE WORKERS UNION (herein called the "Union").

                                  WITNESSETH:


        WHEREAS, the Employer and the Union have executed a Collective Bargaining Agreement (herein called the "Collective Bargaining Agreement") which is now in full force and effect, and

        WHEREAS, the Employer has agreed to contribute sums of money to a fund or funds to be used to provide pensions or other retirement benefits, life, medical care, hospitalization, accident and health insurance, and other insurance benefits and health care services to employees employed in the men's and boy's clothing industry, including medical care and hospitalization for the families of such employees, and an educational assistance program for eligible children of such employees, and to execute a supplemental agreement in the form of this Supplemental Agreement providing funds for certain of the above described benefits, and

        WHEREAS, the Employer has heretofore entered into one or more prior supplemental agreements with the Union for the purpose of providing funds for certain of the above described benefits, and

        WHEREAS, it is the intention that this Supplemental Agreement shall supersede all prior supplemental agreements from and after October 1, 1993,

        NOW THEREFORE, in consideration of the premises the Union and the Employer agree that the Collective Bargaining Agreement shall be supplemented as follows:


        1.      Definitions:

                (A) The term "employees of the Employer" as used in this Supplemental Agreement means all of the employees of the Employer within the collective bargaining unit fixed by the Collective Bargaining Agreement, including employees during their trial period.

                (B) The term "gross wages" as used in this Supplemental Agreement means all of the wages of the employees (as defined in sub-paragraph
(A) hereof) including cost of living bonuses, and vacation, holiday and bereavement pay, but excluding employer contributions, if any, to any savings or similar plan for the benefit of the employer's employees.

        2. This Supplemental Agreement shall supersede all prior supplemental agreements from and after October 1, 1993; provided, however, that all sums of money paid or payable by the Employer under any prior supplemental agreement to the Trustees designated in one or more Agreements and Declarations of Trust which accompanied, and were made part of, said prior supplemental agreements (insofar as any part of such sums of money so paid to said Trustees have not been expended or applied by said Trustees in accordance with the provisions of said prior supplemental agreements and prior agreements and declarations of trust) shall be applied by the said Trustees to the purposes set forth and provided for in said prior supplemental agreements and agreements and declarations of trust, and subject to the provisions therein contained.

        3.      A.  (i)    Commencing on the pay day for the week of October 4,
1993, and weekly thereafter, through and including January 2, 1994 the Employer shall pay to the Trustees (hereinafter called "Trustees") designated under an Agreement and Declaration of Trust, as most recently amended as of January 1, 1992, the terms and provisions of which Agreement and Declaration of Trust are herein specifically incorporated by reference, 18.24% of the gross wages payable for each pay period to all the employees of the Employer together with $14.00 per week per employee for each employee who performed any work during a week for which he is entitled to receive pay. Except as provided in and subject to the provisions of paragraph 1 of the Agreement and Declaration of Trust, the said 18.24% and $14.00 shall be credited to the Retirement Fund and the Social Insurance Fund as follows:

                      (a) 9.83% of gross wages shall be credited to the Retirement Fund.

                      (b) 8.41% of gross wages plus the $14.00 per employee shall be credited to the Social Insurance Fun.

                    (ii) Commencing on the pay day for the week of January 3, 1994, and weekly thereafter, the Employer shall pay to the Trustees (hereinafter called "Trustees") designated under an Agreement and Declaration of Trust, as most recently amended as of January 1, 1992, the terms and provisions of which Agreement and Declaration of Trust are herein specifically incorporated by reference, 20.33% of the gross wages payable for each pay period to all the employees of the Employer together with $16.67 per week per employee for each employee who performed any work during a week for which he is entitled to receive pay.

Except as provided in and subject to the provisions of paragraph 1 of the Agreement and Declaration of Trust, the said 20.33% and $16.67 shall be credited to the Retirement Fund and the Social Insurance Fund as follows:

                  (a) 10.33% of gross wages shall be credited to the Retirement Fund.

                  (b) 10.00% of gross wages plus the $16.67 per employee shall be credited to the Social Insurance Fun.


          B. The Trustees may at any time and from time to time determine that as of an effective date thereafter the Employer contributions (including investment income) paid or payable to them shall be credited to the Retirement Fund and to the Social Insurance Fund, respectively, in such proportions as they determine. Such Employer contributions paid or payable from the effective date of each such determination until the effective date of the subsequent determination shall be credited to the Retirement Fund and/or the Social Insurance Fund in accordance with such determination. The Trustees may invoke the procedures provided in the Agreement for the collection of sums due should a contributing Employer incur liability for withdrawal from the plan because of the provisions of the Multi-employer Pension Plan Amendments Act of 1980 (MPPAA) as amended.

        C. All of the foregoing sums shall be administered and expended by the Trustees pursuant to the provisions of the said Agreement and Declaration of Trust, as amended as of January 1, 1992, for the purpose of providing benefits upon their retirement, and life, accident and health insurance, and such other forms of group insurance for medical care and hospitalization, and to provide health care services, or to provide for the reimbursement of the costs thereof, as the Trustees may reasonably determine, to employees employed by the Employer, and employees employed by other employers, including affiliates of the Amalgamated Clothing and Textile Workers Union (herein called the "Amalgamated"), for whom contributions are made to the Amalgamated Insurance Fund in the amounts set forth in this paragraph, all of whom are members of the group embraced within the general plan in the men's and boy's clothing industry, and also to provide medical care, health care services, or to provide for reimbursement of the costs thereof and hospitalization for the families of such employees, and educational assistance for the eligible children of such employees. The Employer agrees that it shall make all provisions and adjustments as are required to put the Opt-out program into effect.

        D. The parties agree that the Trustees, pursuant to the authority vested in them by the said Agreement and Declaration of Trust as amended, shall study and review the Social Insurance Plan. If they should determine, based on a written determination of the Plan Administrator and/or the actuaries servicing the Social Insurance Fund, that a greater contribution is required to the Social Insurance Fund to maintain the level of benefits provided by the Social Insurance Fund, they shall fix and determine the amount of contribution payable by the employer to maintain the level of benefits provided by the Social Insurance Fund. The employer agrees to pay the amount so fixed.

          4. The Employer shall furnish to the Trustees, upon request, such information and reports as they may require in the performance of their duties under any of the agreements and declarations of trust. The Trustees, or any authorized agent or representative of the Trustees, shall have right at all reasonable times during business hours to enter upon the premises of the Employer and to examine and copy such of the books, records, papers and reports of the Employer as may be necessary to permit the Trustees to determine whether the Employer is fully complying with the provisions of paragraph 3 hereof.

          5. No employee or member of his family shall have the option to receive instead of the benefits provided for by any of the Agreements and Declarations of Trust any part of the contributions of the Employer. No employee or member of his family shall have the right to assign any benefits to which he may be or become entitled under any of the Agreements and Declarations of Trust or to receive a cash consideration in lieu of such benefits either upon termination of the trust therein created, or through severance of employment or otherwise.

          6.    A.        This Supplemental Agreement and the Collective
Bargaining Agreement and the Agreement and Declaration of Trust shall be construed as a single document, and all of the provisions of the Collective Bargaining Agreement relating to the administration and enforcement thereof shall apply to the administration and enforcement of this Supplemental Agreement, provided, however, that any controversy, claim, complaint, grievance or dispute between the parties hereto arising out of or relating to the provisions of this Supplemental Agreement or the interpretation, breach, application or performance thereof, shall be referred by the Union, the Trustees or the Employer for arbitration and determination as hereinafter provided:

             (1) Millard Cass, Esq., or his designee, is designated as the Arbitrator under this Supplemental Agreement. In the event of the unavailability of the said Millard Cass, Esq., or his designee, a successor Arbitrator shall be appointed in writing by the Clothing Manufacturers Association of the United States of America and the Amalgamated. In the event they cannot agree on a successor, he shall be appointed forthwith by the American Arbitration Association upon application of the Trustees, the Amalgamated or the Clothing Manufacturers Association of the United States of America.

             (2) The powers of the Arbitrator and the procedures for arbitration hereunder shall be as hereinafter provided. The decision, order, direction, award or action of the Arbitrator shall be final, conclusive, binding and enforceable in a court of competent jurisdiction.

        In addition to the powers which the Arbitrator may possess pursuant to the within Supplemental Agreement or by operation of law, in the event of any breach or threatened breach of this Supplemental Agreement, the Arbitrator, after a hearing, may issue an award providing for a mandatory direction or prohibition.

        The Arbitrator also shall have the authority, in such case as he shall deem proper, to order the Employer to pay all insurance and related claims to the extent of the schedule of benefits established from time to time by the Trustees, which arise during any period of suspension or cancellation of insurance coverage caused by non-payment by the Employer of the required contributions to the Fund, and which claims remain unpaid because of said non-payment.

        The Arbitrator shall also have the authority in such case as he shall deem proper to include in his award against the Employer the reasonable costs of collection, including, but not limited to, the Arbitrator's fees, legal fees, interest, liquidated damages, auditing and accounting costs; providing, however, that no costs of collection shall be awarded against the Employer unless the said award shall also find that the Employer has failed to perform and comply with the terms and provisions of this Supplemental Agreement.

        The parties consent that any papers, notices or processes, including subpoenas, necessary or appropriate to initiate or continue an arbitration hereunder to enforce, confirm, vacate or modify an award, may be served by certified mail directed to the last known address of the Employer, the Union and the Trustees.

        The Union or the Employer or the Trustees may call such arbitration hearing by giving five (5) days notice by certified mail or two (2) days notice by telegram to the other parties. The Arbitrator, however, if he deems it appropriate, may call a hearing on shorter notice. The parties consent that arbitration hearings shall be heard at such place as the Arbitrator may designate.

        The parties agree that the oath of the Arbitrator is waived and consent that he may proceed with the hearing on this submission. In the event a party to arbitration should default in appearing before the Arbitrator, the Arbitrator is hereby empowered to take the proof of the party or parties appearing and render an award thereon.

        The Employer's pertinent books, vouchers, papers and records shall be available for examination by duly authorized representatives of the Arbitrator to determine whether there is full compliance with the terms of this Supplemental Agreement.

             B. In the event that the Union receives written notice from one or more of the Trustees, designated by the Trustees for that purpose, that the Employer has failed to pay in full any sum due the Trustees under paragraph 3 hereof and that such failure has continued for five (5) days, the Union may direct its members to discontinue work in the plant of the Employer and to discontinue work upon clothing being manufactured for the Employer by contractors until all sums due from the Employer under paragraph 3 hereof have been paid in full. The remedy provided for in this sub-paragraph shall be in addition to all other remedies available to the Union and the Trustees, and may be exercised by the Union, anything in the Collective Bargaining Agreement to the contrary notwithstanding. Payment by the Employer under protest shall be without prejudice to his right to contest the correctness of the Trustees' demand.

              C. The Trustees, in their own names as Trustees, may also institute or intervene in any proceeding at law, in equity, or in bankruptcy for the purpose of effectuating the collection of any sums due to them from the Employer under the provisions of paragraph 3 hereof.

        7. In the event that legislation is enacted by the Federal Government levying a tax or other exaction upon the Employer for the purpose of establishing a federally administered system of life, health, accident, medical care or hospitalization insurance under which the employees of the Employer are insured, the Employer shall be credited against the sums payable under paragraph 3 hereof for each pay period, with the amount of such tax or exaction, payable by him for such pay period, provided that the amount of such credit shall in no event exceed the amount required to be paid at that time to provide benefits other than retirement.

        The Health Insurance for the Aged Act (known as Medicare) as enacted on July 30, 1965 is not legislation within the scope of this paragraph, and the Employer is not entitled to any credit against the sums payable under paragraph 3 hereof for any payments made to support the programs and/or benefits provided for in the said Act.

        8. The provisions of this Supplemental Agreement shall remain in full force and effect for the full term of the Collective Bargaining Agreement and of any extensions or renewals thereof, but shall terminate and come to an end with the Collective Bargaining Agreement or any extension or renewal thereof, or prior thereto by an instrument in writing executed by the Clothing Manufacturers Association of the United States of America and the Amalgamated and approved by the Board of Directors of the Clothing Manufacturers Association of the United States of America and the General Executive Board of the Amalgamated. Notwithstanding the foregoing, and if the Clothing Manufacturers Association shall enter into a new national collective bargaining agreement during the term of this Agreement and said Agreement changes the rate and/or allocation of Employer contributions under paragraph 3 hereof, the Employer expressly agrees to contribute at the rate called for in the said national agreement as of the effective date thereof.

        9. The primary purpose of this Supplemental Agreement and the said Agreement and Declaration of Trust being to provide a practical plan for retirement benefits for employees, and life, accident and health insurance, and health care services and other insurance benefits for employees and their families, it is understood that the form of the plan, and of this Supplemental Agreement and of the Agreement and Declaration of Trust, shall not give rise to a literal or formal interpretation or construction. Such interpretation or construction shall be placed on this Supplemental Agreement, and the Agreement and Declaration of Trust, as will assist in the functioning of the plan, for the benefit of employees and their families, regardless of form.

        10. In no event will the Employer be entitled to the return of any part of any contribution made hereunder.

        11. Regardless of the date on which the within Supplemental Agreement shall be executed, the within Supplemental Agreement shall be effective as of October 1, 1993, with the same force and effect as if it had been actually executed on that date.

        12. Neither the execution of this Supplemental Agreement nor any provision herein contained, or contained in any other agreement affecting the same, shall be deemed to release the Employer from any contribution or contributions provided for in any prior supplemental agreement or agreements and which have become due and payable to the Trustees referred to in any such supplemental agreement or agreements, and not yet paid to such Trustees.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                 ----------------------------------------------
                                              Employer


                                 BY
                                   --------------------------------------------


                                        ---------------------------------------
                                        TITLE


                                  _______________________________________ of the
                                  Amalgamated Clothing and Textile Workers Union

                                 BY
                                   --------------------------------------------

                                       ----------------------------------------
                                       TITLE

Address of Employer:

- -------------------
Street

- -------------------
City, State and Zip

                                   EXHIBIT II


        LICENSE AGREEMENT made as of the          day of 199 ,
between                   of the AMALGAMATED CLOTHING AND TEXTILE WORKERS
UNION (herein called the "Licensor") and/or the AMALGAMATED CLOTHING AND TEXTILE WORKERS UNION, NEW YORK, NEW YORK (herein called the "Amalgamated"), and the EMPLOYER (herein called the "Licensee").

        WHEREAS, the Amalgamated, a labor organization, has designed, adopted copyrighted and registered and is now the owner of labels for the identification of men's and boys' clothing which is the product of the labor of its members, a facsimile of which is as follows:

                             UNION MADE IN U.S.A.

                                    ACTWU

                                  AMALGAMATED
                              CLOTHING & TEXTILE
                                 WORKERS UNION

        The foregoing labels are herein referred to severally as the "suit label", "garment label" and the "trouser label" and collectively as the "labels"; and

        WHEREAS The Amalgamated has authorized the Licensor, if any, to enter into this License Agreement; and

        WHEREAS, the Licensee, a manufacturer of men's and/or boys' clothing, is in contractual relations with the Licensor and/or the Amalgamated under a collective bargaining agreement in which the Licensee has agreed to affix copies of the labels to men's and boys' clothing manufactured by the Licensee to identify such clothing as the product of members of the Amalgamated and to meet the demand of the consuming public.

        NOW, THEREFORE, the Licensor and/or the Amalgamated and the Licensee agrees as follows:

        1. The Licensor and/or the Amalgamated grants the Licensee a non-exclusive and non-assignable license to affix copies of the labels supplied by the Amalgamated to men's and boys' clothing manufactured by the Licensee only for its own use or the use of any other manufacturer licensed by the Licensor, the Amalgamated, or any of its affiliates; or, for the Licensee by contractors registered by the Licensee pursuant to the provisions of the said collective bargaining Agreement. This License shall not extend to any garments manufactured by the Licensee or by its registered contractors for any other manufacturer not licensed by the Licensor, the Amalgamated or any of its affiliates.

        2. The Licensee shall affix copies of the labels to all appropriate garments as follows:

                (a) a copy of the suit or garment label to every coat forming a part of a suit and to every sport coat, topcoat, and overcoat, and

                (b) a copy of the trouser label to every pair of single pants
            (but not to pants forming a part of a suit)

manufactured by the Licensee or for the Licensee by registered contractors.

        3. The Licensee shall cause all copies of labels supplied by the Amalgamated to be sewed to the garments to which they are affixed by machine (and not by hand) during the process of construction. The Licensee shall not deliver any copies of the label or permit them to be delivered to any retailer or other person except as parts of the garments to which they have been affixed in the factory of the Licensee or the Licensee's contractors.

        4. The Amalgamated shall supply the Licensee with copies of labels in such quantities as the production of the Licensee requires.

        5. Promptly upon receipt of bills therefor from the Amalgamated the Licensee shall pay the Amalgamated for copies of suit or garment labels delivered to the Licensee at $10.00 per thousand and trouser labels at $5.00 per thousand.

        6. The Licensee shall not copy the labels, cause them to be copied, or obtain copies thereof except from the Amalgamated pursuant to the provisions of this Agreement.

        7. This License Agreement shall automatically terminate, without notice from the Amalgamated and the right of the Licensee to use the labels shall immediately cease in the event that:

                (a) The existing collective bargaining agreement between the parties terminates by lapse of time or otherwise and is not extended or renewed, with or without modifications; or

                (b) The General Officers of the Amalgamated determine that the
            Licensee has violated any of the terms or conditions of employment provided in the aforesaid collective bargaining agreement or the terms of this

            License Agreement. However, the right of the Licensee to use the label shall not be terminated until an opportunity is given to the Licensee to appear and be heard before the General Officers of the Amalgamated.

        8. In addition to the Label herein provided for, each garment sold by the Licensee bearing a size ticket shall have imprinted on the said size ticket a legend to the effect that the same is manufactured by ACTWU labor, or a facsimile of the union label. The exact copy to be printed on the size ticket shall be set by mutual agreement between the Clothing Manufacturers Association of the USA and the International Union. The text shall be the copyright of the CMA and the Union and may be used only so long as the Licensee shall have the right to use the labels pursuant to Paragraph 7 above.

        9. In the event of the termination of this License Agreement, the Licensee shall forthwith deliver to the Amalgamated all copies of labels then in the Licensee's possession or control, and forthwith cease and desist from using size tickets bearing the legend provided for in Paragraph 8 above.

        10. The exclusive right to institute legal proceedings for any unauthorized use of the labels shall remain in the Amalgamated, but the Amalgamated shall not be liable to the Licensee for any failure to institute such proceedings.

        IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

                       ______________________________________________ of the
                       AMALGAMATED CLOTHING AND TEXTILE WORKERS UNION,
                                      Licensor

                                              By___________________________


                                              _____________________________
                                                                   Licensee


                                              By___________________________
Approved:
      AMALGAMATED CLOTHING AND TEXTILE WORKERS UNION

By:   /s/         Jack Sheinkman
                  President

                                                                 October 1, 1993



Homi B. Patel, President
Clothing Manufacturers Association
  of the United States of America
1290 Avenue of the Americas
New York, N.Y. 10104

Dear Mr. Patel:

        The purpose of this letter is to delineate the Union's understanding of the issues and procedures to be followed in handling "local issues."

          1. The term "local issues," subject to the procedures of Paragraphs 4 and 5 of this letter shall not include any item included by either party in the national negotiations leading to the agreement of October 1, 1993.

        Notwithstanding any of the foregoing, in the event any employer or union affiliate in the ninety days following execution of the National Agreement, wishes to propose changes in contract language, contract interpretation or method of contract provision implementation they may do so in writing. In such event, the employer and the union shall discuss in good faith the proposed modifications, provided however, that failure to agree shall not be subject to arbitration nor lead to a waiver of the no strike/no lockout provisions of the agreement, and provided further that no proposed modification may be implemented without the mutual consent of both parties.

          2. The Union and the Employer will furnish the other with a list of its "local issues" as soon as practicable. It is understood, however, that either party may add additional "local issues" during the negotiations.

          3.  "Local issues" shall include but are not limited to:

          a. Non-discriminatory seniority provisions complying with Title VII requirements and meeting, to the extent legally permissible, existing local procedures.

          b.  Utilization of employer contributions for local benefit programs.

          c. Time work and piece work minima for those classifications set forth in Schedule A to the collective bargaining agreement dated June 1, 1971 or otherwise provided by local and/or market agreements but not including a general piece work minimum.

          d. Additions to (but not including office clerical employees unless heretofore included in joint board or local market agreements) or eliminations from the unit definition contained in Article I of the National Agreement.

          4. Negotiations on local issues will begin as soon as possible after the conclusion of national bargaining.

          5.   Local issues shall be resolved by local bargaining within ninety
(90) days, unless such period is extended by mutual agreement.   Local issues
not resolved within such period shall be submitted to arbitration under the procedures set forth in the appropriate local collective bargaining agreement. The arbitration of such issues shall be determined on the substantive merits of the issue without regard to the existing terms of the collective bargaining agreement.

          6. It is specifically agreed that the term of the Collective Bargaining Agreement shall be provided by the settlement reached during national bargaining, even though local negotiations have yet to be concluded.

                                        Very truly yours,

                                        AMALGAMATED CLOTHING AND TEXTILE
                                                  WORKERS UNION



                                        Jack Sheinkman
                                        President

ACCEPTED
CLOTHING MANUFACTURERS ASSOCIATION
  OF THE U.S.A., INC.



Homi B. Patel
President



                                       2